                                                                    Exhibit 21.1




                             LIST OF OUR SUBSIDIARIES


                                                          PERCENT OF CAPITAL               PERCENT OF VOTING
                                                           STOCK/EQUITY UNITS              STOCK/VOTING UNITS
                                                               OWNED BY                          OWNED BY
NAME                                                      STEEL DYNAMICS, INC.             STEEL DYNAMICS, INC.
--------------------------------------------------      ------------------------        -------------------------
Dynamic Bar Products, LLC                                         100%                            100%
Ferrous Resources, LLC                                            100%                            100%
Iron Dynamics, Inc.                                               100%                            100%
New Millennium Building Systems, LLC                             46.5%                             50%
Omni Dynamic Aviation, LLC                                         50%                             50%
Paragon Steel Enterprises, LLC                                     50%                             50%
SDI Investment Company                                            100%                            100%
STLD Holdings, Inc.                                               100%                            100%